UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported ) November 13, 2008
Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31617	33-059-5156

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47350 Fremont Blvd.
Fremont, CA	94538

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (510) 226-2800
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On November 13, 2008, Vermillion, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Agreement”) with the Company’s President and Chief Executive Officer, Gail Page, in order to comply with (or be exempted from) the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The Agreement also updates Ms. Page’s salary from $350,000, as of December 31, 2005, to her current salary of $364,000. Aside from the foregoing revisions, the Agreement contains substantially similar terms as Ms. Page’s prior employment agreement with the Company, which was entered into and effective December 31, 2005.
     The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERMILLION, INC.
By:	/s/ Gail S. Page
	Name:	Gail S. Page
	Title:	President and Chief Executive Officer

Date: November 19, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement